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                                                                       EXHIBIT 5

                            (KENNEDY COVINGTON LOGO)
                                ATTORNEYS AT LAW

                                  June 6, 2006

Third Wave Technologies, Inc.
502 South Rosa Road
Madison, Wisconsin 53719

Ladies and Gentlemen:

     You have requested our opinion in connection with the registration under the Securities Act of 1933, as amended, of 3,138,552 shares of the $0.001 par value Common Stock (the Common Stock) of Third Wave Technologies, Inc. (the Company), a Delaware corporation, by the Registration Statement on Form S-8 (the Registration Statement), to be filed by you with the Securities and Exchange Commission in connection with the 2001 annual increase in the number of shares available for issuance of 1,338,552 shares and the 2005 annual increase in the number of shares available for issuance of 1,800,000 shares under the Third Wave Technologies, Inc. 2000 Stock Plan (the Plan).

     We have made such investigations of law, examined original copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments, and received such statements from officers and representatives of the Company, as we have deemed necessary for purposes of this opinion. The opinions set forth herein are limited to matters governed by the Delaware General Corporation Law and the federal laws of the United States.

     Based upon the foregoing, we are of the opinion that the 3,138,552 shares of the Common Stock covered by the Registration Statement have been duly authorized and will be validly issued, fully paid and nonassessable when such shares are issued in accordance with the Plan and the Company receives consideration therefor of an amount not less than the par value of the Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                 Sincerely,


                                 /s/ Kennedy Covington Lobdell & Hickman, L.L.P.
                                 -----------------------------------------------
                                 KENNEDY COVINGTON LOBDELL & HICKMAN, L.L.P.

KENNEDY COVINGTON LOBDELL & HICKMAN, L.L.P.
CHARLOTTE RALEIGH RESEARCH TRIANGLE PARK ROCK HILL

www.kennedycovington.com
telephone 704.331.7400
facsimile 704.331.7598

HEARST TOWER, 47th FLOOR
214 NORTH TRYON STREET
CHARLOTTE, NORTH CAROLINA 28202